                                                      BY-LAWS
                                                        OF
                                            CDW COMPUTER CENTERS, INC.

ARTICLE I
                                              OFFICES

Section 1.        Registered  Office.  The registered  office shall be established and maintained at c/o Arnstein &
Lehr,  120 S.  Riverside  Plaza,  Suite 1200,  Chicago,  Illinois  60606 and Michael S. Tepper,  Esq.  shall be the registered agent of this corporation in charge thereof.

Section 2.        Other Offices.  The  corporation  may have other  offices,  either within or without the State of
Illinois,  at such place or places as the Board of  Directors  may from time to time appoint or the business of the corporation may require.

ARTICLE II
                                        MEETINGS OF SHAREHOLDERS

Section 1.        Annual  Meetings.  Annual  meetings of  Shareholders  for the election of directors  and for such other  business  as may be stated in the  notice of the  meeting,  shall be held at such  place,  either  within or without  the  State of  Illinois  and at such  time  and date as the  Board of  Directors,  by  resolutions,  shall determine  and as set  forth in the  notice  of the  meeting.  In the  event  the  Board of  Directors  fails to so determine the time, date and place of meeting,  the annual meeting of Shareholders  shall be held at the offices of
CDW Computer  Centers,  Inc., 200 North  Milwaukee  Avenue,  Vernon Hills,  Illinois on May 1 at 6:00 p.m.  central standard time.

         If the date of the annual  meeting  shall fall upon a  Saturday,  Sunday or a legal  holiday,  the meeting shall be held on the next  succeeding  business  day. At each annual  meeting,  the  Shareholders  entitled to vote shall elect a Board of Directors  and they may  transact  such other  corporate  business as shall be stated in the notice of the meeting.

Section 2.        Other  Meetings.  Meetings  of  Shareholders  for any other  purpose may be held at such time and place, within or without the State of Illinois, as shall be stated in the notice of the meeting.

Section 3.        Voting.  Each  Shareholder  entitled  to vote in  accordance  with the terms of the  Articles  of
Incorporation  and in accordance  with the  provisions of these By-Laws shall be entitled to one vote, in person or by proxy,  for each share of stock  entitled  to vote held by such  Shareholder,  but no proxy shall be voted after three  (3)  years  from  its date  unless  such  proxy  provides  for a  longer  period.  Upon  the  demand  of any
Shareholder,  the vote for directors  and the vote upon any question  before the meeting,  shall be by ballot.  All elections for directors  and, all other  questions  shall be elected by majority vote except as otherwise  provided by the Articles of Incorporation or the laws of the State of Illinois.

         A complete list of the  Shareholders  entitled to vote at the ensuing  election,  arranged in alphabetical order,  with the address of each,  and the number of shares held by each,  shall be open to the  examination of any
Shareholder,  for any purpose germane to the meeting,  during ordinary business hours, for a period of at least ten
(10) days prior to the  meeting  either at a place  within the city where the  meeting is to be held,  which  place shall be specified in the notice of the meeting,  or, if not so specified,  at the place where the meeting is to be held.  The list  shall  also be  produced  and kept at the time and place of the  meeting  during  the  whole  time thereof, and may be inspected by any Shareholder who is present.

Section 4.        Quorum.  Except as  otherwise  required by Law,  by the  Articles  of  Incorporation  or by these
By-Laws,  the presence,  in person or by proxy, of Shareholders  holding a majority of the stock of the corporation entitled to vote shall  constitute  a quorum at all  meetings of the  Shareholders.  In case a quorum  shall not be present at any meeting, a majority in interest of the Shareholders  entitled to vote thereat,  present in person or by proxy,  shall have power to adjourn the meeting  from time to time,  without  notice  other than at the meeting, until the  requisite  amount of stock  entitled to vote shall be present.  At any such  adjourned  meeting at which the requisite  amount of stock entitled to vote shall be  represented,  any business may be transacted  which might have been  transacted at the meeting as originally  noticed;  but only those  Shareholders  entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 5.        Special  Meetings.  Special  meetings of the  Shareholders  for any  purpose or  purposes  may be called by the Chairman of the Board of Directors or by resolution of the directors.

Section 6.        Notice of  Meetings.  Written  notice,  stating  the place,  date and time of the meeting and the general nature of the business to be  considered,  shall be given to each  Shareholder  entitled to vote thereat at his  address as it appears on the  records of the  corporation,  not less than ten (10) or in the case of a merger, consolidation,  share exchange,  dissolution or sale, lease or exchange of assets,  not less than twenty (20) days, nor more than sixty (60) days  before the date of the  meeting.  No  business  other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the Shareholders entitled to vote thereat.

Section 7.        Action Without Meeting.  Unless otherwise  provided by the Articles of Incorporation,  any action required  to be taken at any annual or special  meeting of  Shareholders,  or any action  which may be taken at any annual or special  meeting,  may be taken without a meeting,  without prior notice and without a vote, if a consent in writing,  setting  forth the action so taken,  shall be signed by the holders of  outstanding  stock  having not less than the minimum  number of votes that would be  necessary  to  authorize  or take such action at a meeting at which all shares  entitled to vote  thereon were present and voted.  Prompt  notice of the taking of the  corporate action without a meeting by less than unanimous  written consent shall be given to those  Shareholders who have not consented in writing.

ARTICLE III
                                               DIRECTORS

Section 1.        Number and Term.  The number of directors  shall be ten (10).  The directors  shall be elected at the annual meeting of the  Shareholders  and each director  shall be elected to serve until his successor  shall be elected and shall qualify.

Section 2.        Resignations.  Any  director,  member of a  committee  or other  officer  may resign at any time.
Such resignation shall be made in writing,  and shall take effect at the time specified therein,  and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors.

Section 3.        Vacancies.  If the  office  of any  director,  member of a  committee  or other  officer  becomes vacant,  the  remaining  directors  in  office,  though  less than a quorum by a majority  vote,  may  appoint  any qualified  person to fill such vacancy,  who shall hold office for the unexpired term and until his successor shall be duly chosen.

Section 4.        Removal.  Any director or  directors  may be removed  either for or without  cause at any time by the affirmative  vote of the holders of a majority of all the shares of stock  outstanding and entitled to vote, at a special meeting of the Shareholders  called for the purpose and the vacancies thus created may be filled,  at the meeting  held for the purpose of removal,  by the  affirmative  vote of a majority in interest of the  Shareholders entitled to vote.

Section 5.        Increase or Decrease of Number.  The number of directors  may be increased or decreased  (but not below three (3)) by amendment  of these  By-Laws by the  affirmative  vote of a majority of the  directors,  though less than a quorum,  or, by the  affirmative  vote of a majority  in interest  of the  Shareholders,  at the annual meeting or at a special  meeting called for that purpose,  and by like vote the additional  directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

Section 6.        Powers.  The Board of Directors shall exercise all of the powers of the  corporation  except such as are by law, or by the  Articles of  Incorporation  of the  corporation  or by these  By-Laws  conferred  upon or reserved to the Shareholders.

Section 7.        Committees.  The Board of Directors  may, by  resolution or  resolutions  passed by a majority of the whole board,  designate one or more  committees,  each committee to consist of two (2) or more of the directors of the corporation.  The board may designate one or more directors as alternate  members of any committee,  who may replace any absent or disqualified  member at any meeting of the committee.  In the absence or  disqualification of any member of such  committee  or  committees,  the  member or  members  thereof  present  at any  meeting  and not disqualified  from voting,  whether or not he or they constitute a quorum,  may unanimously  appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such  committee,  to the extent  provided in the  resolution  of the Board of  Directors,  or in these
By-Laws,  shall have and may exercise all the powers and  authority of the Board of Directors in the  management of the business and affairs of the  corporation,  and may authorize the seal of the  corporation  to be affixed to all papers which may require it; but no such  committee  shall have the power or authority in reference to amending the
Articles of Incorporation,  adopting an agreement of merger or consolidation,  recommending to the Shareholders the sale, lease or exchange of all or substantially all of the corporation's  property and assets,  recommending to the
Shareholders  a dissolution of the  corporation  or a revocation of a  dissolution,  or amending the By-Laws of the corporation;  and, unless the resolution,  these By-Laws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 8.        Meetings.  The  Board of  Directors  of the  corporation  may hold  meetings,  both  regular  and special, either within or without the State of Illinois.

         The first  meeting of each newly  elected Board of Directors  shall be held  immediately  after the annual meeting of  Shareholders  without any notice other than these By-Laws.  The newly elected  directors may hold their first  meeting  for the  purpose  of  organization  and the  transaction  of  business,  if a  quorum  be  present, immediately  after the annual  meeting of the  Shareholders;  or the time and place of such meeting may be fixed by consent in writing of all the directors.

         Regular  meetings  of the  directors  may be held  without  notice  at such  places  and times as shall be determined from time to time by resolution of the directors.

         Special  meetings  of the  Board of  Directors  may be called  by the  Chairman  of the Board and shall be called by  Chairman  of the Board on the written  request of any two  directors  on at least two (2) days notice to each  director  and shall be held at such place or places as may be  determined  by the  directors,  or as shall be stated in the call of the meeting.

         Unless otherwise  restricted by the Articles of  Incorporation  or these By-Laws,  members of the Board of
Directors,  or any committee  designated by the Board of Directors,  may  participate  in a meeting of the Board of
Directors,  or any  committee,  by means of conference  telephone or similar  communications  equipment by means of which all persons  participating  in the meeting can hear each other,  and such  participation  in a meeting  shall constitute presence in person at the meeting.

Section 9.        Quorum.  A  majority  of  the  directors  shall  constitute  a  quorum  for  the  transaction  of business.  If at any meeting of the board there shall be less than a quorum  present,  a majority of those  present may adjourn the meeting from time to time until a quorum is obtained,  and no further  notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 10.       Compensation.  Unless  otherwise  restricted  by the  Articles  of  Incorporation,  the  Board of
Directors  may be paid their  expenses,  if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for  attendance  at each  meeting of the Board of Directors  or a stated  salary as director.  The directors  may also be entitled to  participate  in the Director  Stock Option Plan or such other  benefit plans as they shall  determine.  No such  payment  shall  preclude any director  from serving the  corporation  in any other capacity and receiving compensation therefor.

Section 11.       Action  Without  Meeting.  Any action  required  or  permitted  to be taken at any meeting of the
Board of  Directors,  or of any  committee  thereof,  may be taken  without a  meeting,  if prior to such  action a written  consent  thereto is signed by all members of the board,  or of such committee as the case may be, and such written consent is filed with the minutes or proceedings of the board or committee.

ARTICLE IV
                                                OFFICERS

Section 1.        Officers.  The  officers  of the  corporation  shall be a Chairman of the Board of  Directors,  a
Chief Executive  Officer,  a President,  a Treasurer and a Secretary,  all of whom shall be elected by the Board of
Directors and who shall hold office until their  successors  are elected and qualified.  In addition,  the Board of
Directors may elect one or more Vice  Presidents and such Assistant  Secretaries  and Assistant  Treasurers as they may deem  proper.  None of the  officers  (other than the Chairman of the Board of  Directors)  of the  corporation need be  directors.  The  officers  shall be elected  at the first  meeting  of the Board of  Directors  after each annual meeting.  More than two (2) offices may be held by the same person.

Section 2.        Other  Officers  and Agents.  The Board of Directors  may appoint such other  officers and agents as it may deem  advisable,  who shall hold their offices for such terms and shall  exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3.        Chairman of the Board.  The Chairman of the Board of Directors  shall  preside at all meetings of directors and  shareholders  of the  corporation  and may call meetings of the Board of Directors.  The Chairman of the Board of Directors shall also perform such other duties as may be assigned to him by the Board of Directors.

Section 4.        Vice Chairman of the Board.  The Vice  Chairman of the Board of Directors  shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

Section 5.        Chief  Executive  Officer.  The  Chief  Executive  Officer  of the  corporation  shall  formulate policies  with  respect to the  affairs  of the  corporation  and shall  have  general  powers of  supervision  and management.

Section 6.        President.  The President shall be the chief operating  officer of the corporation  and,  subject to the direction of the Chairman of the Board of Directors,  shall  supervise and direct and be responsible for the direction of the ongoing  business of the  corporation.  In the absence of the Chairman of the Board of  Directors, the President  shall  preside at meetings of the  Shareholders  and the Board of Directors.  Except as the Board of
Directors  shall  authorize  the  execution  thereof in some other  manner,  the  President  shall be authorized to execute bonds,  mortgages and other  contracts on behalf of the corporation to cause the  corporation's  seal to be affixed to any  instrument  requiring  such seal, and when so affixed such seal shall be attested by the signatures of the Secretary or Assistant Secretary.

Section 7.        Vice  President.  Each Vice  President  shall have such powers and shall  perform  such duties as shall be assigned to him by the directors.

Section 8.        Treasurer.  The  Treasurer  shall have the  custody of the  corporate  funds and  securities  and shall keep full and accurate  account of receipts and  disbursements  in books  belonging  to the  corporation.  He shall  deposit  all  moneys  and  other  valuables  in the  name  and to the  credit  of the  corporation  in  such depositaries as may be designated by the Board of Directors.

         The Treasurer  shall  disburse the funds of the  corporation  as may be ordered by the Board of Directors, the Chairman of the Board of  Directors,  or the  President,  taking  proper  vouchers for such  disbursements.  He shall render to the Chairman of the Board of Directors,  President  and Board of Directors at the regular  meetings of the Board of  Directors,  or whenever they may request it, an account of all his  transactions  as Treasurer and of the  financial  condition  of the  corporation.  If  required  by the  Board of  Directors,  he  shall  give the corporation  a bond for the  faithful  discharge  of his duties in such  amount  and with such  surety as the board shall prescribe.

Section 9.        Secretary.  The  Secretary  shall  give,  or  cause  to  be  given,  notice  of  all  meeting  of
Shareholders and directors,  and all other notices required by law or by these By-Laws,  and in case of his absence or refusal or neglect so to do, any such notice may be given by any person  thereunto  directed by the  Chairman of the Board of Directors,  President,  or by the directors,  or Shareholders,  upon whose  requisition the meeting is called as provided in these By-Laws.  He shall record all the  proceedings of the meetings of the  corporation  and of the directors in a book to be kept for that  purpose,  and shall perform such other duties as may be assigned to him by the  directors or the Chairman of the Board of  Directors,  or the  President.  He shall have the custody of the seal of the  corporation  and shall affix the same to all  instruments  requiring  it, when  authorized  by the directors or the Chairman of the Board of Directors, or the President, and attest the same.

Section 10.       Assistant   Treasurers   and   Assistant   Secretaries.   Assistant   Treasurers   and  Assistant
Secretaries,  if any,  shall be  elected  and shall  have such  powers and shall  perform  such  duties as shall be assigned to them respectively, by the Board of Directors.

ARTICLE V
                                              MISCELLANEOUS

Section 1.        Certificates  of Stock.  Every  holder of stock in the  corporation  shall be  entitled to have a certificate  certifying  the  number  of  shares  owned by him in the  corporation,  signed  by the  Chairman,  the
President  or the Vice  President  and the  Treasurer  or an  Assistant  Treasurer,  or  Secretary  or an Assistant
Secretary.  Where a  certificate  is  countersigned  (1) by a  transfer  agent  other than the  corporation  or its employee,  or (2) by a  registrar  other  than  the  corporation  or  its  employee,  any  other  signature  on the certificate  may be facsimile.  In case any officer,  transfer agent or registrar who has signed or whose facsimile signature has been placed upon a  certificate  shall have ceased to be such  officer,  transfer  agent or registrar before such  certificate  is issued,  it may be issued by the  corporation  with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2.        Lost  Certificates.  A new  certificate  of stock may be  issued in the place of any  certificate theretofore  issued by the corporation,  alleged to have been lost, stolen or destroyed,  and the directors may, in their discretion,  require the owner of the lost, stolen or destroyed certificate, or his legal representative,  to give the corporation a bond, in such sum as they may direct,  sufficient to indemnify the  corporation  against any claim that may be made against it on account of the alleged loss,  theft or  destruction  of any such  certificate, or the issuance of any such new certificate.

Section 3.        Transfer of Shares.  Upon surrender to the  corporation  or transfer agent of the  corporation of a certificate  for shares duly endorsed or accompanied by proper-  evidence of succession,  assignment of authority to transfer,  it shall be the duty of the corporation to issue a new  certificate to the person  entitled  thereto, cancel the old  certificate  and record the  transaction  upon its books.  Whenever any transfer of shares shall be made for  collateral  security,  and not  absolutely,  it shall be so  expressed  in the entry of transfer if, when certificates  are presented to the  corporation  for transfer,  both the transferor and the transferee  request the corporation to do so.

Section 4.        Shareholders  Record  Date.  In  order  that  the  corporation  may  determine  the  Shareholders entitled to notice of or to vote at any meeting of Shareholders  or any  adjournment  thereof or to express consent to  corporate  action in writing  without a  meeting,  or  entitled  to receive  payment of any  dividend  or other distribution  or allotment of any rights,  or entitled to exercise any rights in respect of any change,  conversion or exchange of stock or for the purpose of any other lawful action,  the Board of Directors may fix, in advance,  a record  date,  which shall not be more than sixty (60) nor less than ten (10) days before the date of such  meeting or in the case of a merger,  consolidation,  share exchange,  dissolution or sale, lease or exchange of assets, not less than  twenty  (20)  days,  nor more  than  sixty  (60) days  prior to any other  action.  A  determination  of
Shareholders  of  record  entitled  to  notice  of or to vote at a  meeting  of  Shareholders  shall  apply  to any adjournment  of the  meeting;  provided,  however,  that the Board of  Directors  may fix a new record date for the adjourned meeting.

Section 5.        Registered  Shareholders.  The corporation  shall be entitled to recognize the exclusive right of a person  registered on its books as the owner of shares to receive  dividends,  and to vote as such owner,  and to hold liable for calls and assessments a person  registered on its books,  as the owner of shares,  and shall not be bound to  recognize  any  equitable  or other claim to or interest in such share or shares on the part of any other person,  whether or not it shall have express or other notice thereof,  except as otherwise provided by the laws of
Illinois.

Section 6.        Dividends.  Subject to the  provisions of the Articles of  Incorporation,  the Board of Directors
may, out of funds legally  available  therefor at any regular or special meeting declare dividends upon the capital stock of the  corporation  as and when they deem  expedient.  Dividends  may be paid in cash,  in  property,  or in shares of capital stock of the  corporation,  subject to the  provisions of the Articles of  Incorporation.  Before declaring any dividend there may be set apart out of any funds of the  corporation  available for  dividends,  such sum or sums as the  directors  from time to time in their  discretion  deem  proper  for  working  capital  or as a reserve fund to meet  contingencies  or for equalizing  dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

Section 7.        Seal.  The  corporate  seal  shall  be  circular  in  form  and  shall  contain  the  name of the corporation,  the year of its creation and the words  "CORPORATE  SEAL  ILLINOIS." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.        Fiscal Year.  The fiscal year of the  corporation  shall be determined by resolution of the Board of Directors.

Section 9.        Checks.  All checks,  drafts or other orders for the payment of money,  notes or other  evidences of  indebtedness  issued in the name of the  corporation  shall be signed by such  officer  or  officers,  agent or agents of the  corporation,  and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 10.       Notice and Waiver of  Notice.  Whenever  any  notice is  required  by these  By-Laws to be given, personal  notice is not meant  unless  expressly  so  stated,  and any  notice  so  required  shall be deemed to be sufficient if given by  depositing  the same in the United States mail,  postage  prepaid,  addressed to the person entitled  thereto at his address as it appears on the records of the  corporation,  and such notice shall be deemed to have  been  given on the day of such  mailing.  Shareholders  not  entitled  to vote  shall not be  entitled  to receive notice of any meetings except as otherwise provided by statute.

         Whenever  any notice  whatever  is  required  to be given  under the  provisions  of any law, or under the
Provisions of the Articles of  Incorporation  of the  corporation  or these  By-Laws,  a waiver thereof in writing, signed by the person or persons  entitled to said notice,  whether before or after the time stated  therein,  shall be deemed  equivalent  thereto.  Attendance  of a person at a meeting  shall  constitute a waiver of notice of such meeting,  except when the person  attends a meeting for the express  purpose of objecting,  at the beginning of the meeting,  to the transaction of any business  because the meeting is not lawfully  called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the  Shareholders,  directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE VI
                                           INDEMNIFICATION OF
                                           DIRECTORS, EMPLOYEES AND AGENTS

Section 1.        The  corporation  shall  indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,  whether civil, criminal,  administrative or  investigative  (other than an action by or in the right of the corporation) by reason of the fact that he is or was a  director,  officer,  employee  or agent of the  corporation,  or who is or was serving at the request of the corporation as a director,  officer,  employee or agent of another corporation,  partnership,  joint venture, trust or  other  enterprise,  against  expenses  (including  attorneys'  fees).  Judgments,  fines  and  amounts  paid in settlement  actually and reasonable  incurred by him in connection with such action, suit or proceeding if he acted in good  faith  and in a manner  he  reasonably  believed  to be in or not  opposed  to the best  interests  of the corporation,  and,  with  respect to any  criminal  action or  proceeding  had no  reasonable  cause to believe his conduct was unlawful.  The termination of any action,  suit or proceeding by judgment or settlement,  conviction or upon a plea of nolo contendere or its equivalent,  shall not, of itself,  create a presumption  that the person did not act in good faith and in a manner which he  reasonably  believed to be in or not opposed to the best  interests of the  corporation,  and with respect to any criminal action or proceeding,  had reasonable  cause to believe that his conduct was unlawful.

Section 2.        The  corporation  may  indemnify  any person who was or is a party or is  threatened to be made a party to any  threatened,  pending or completed  action or suit by or in the right of the  corporation to procure a judgment  in its  favor by  reason  of the fact that he is or was a  director,  officer,  employee  or agent of the corporation,  or is or was serving at the request of the corporation as a director,  officer,  employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise against expenses (including attorneys'
fees) actually and reasonably  incurred by him in connection  with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best  interests of the corporation  and except that no  indemnification  shall be made in respect of any claim,  issue or matter as to which such Person shall have been adjudged to be liable to the  corporation  unless and only to the extent that the court in which such action or suit was brought shall determine upon  application,  that despite the adjudication of liability  but in view of all the  circumstances  of the case,  such  person is fairly and  reasonably  entitled to indemnity for such expenses which the court shall deem proper.

Section 3.        To the extent that a director,  officer,  employee or agent of a corporation  has been successful on the merits or  otherwise  in defense of any action,  suit or  proceeding  referred to in Sections 1 and 2, or in defense of any claim,  issue or matter therein,  he shall be indemnified  against  expenses  (including  attorneys'
fees) actually and reasonably incurred by him in connection therewith.

Section 4.        Any  indemnification  under  Sections 1 and 2 (unless  ordered  by a court)  shall be made by the corporation  only as authorized in the specific case upon a  determination  that  indemnification  of the director, officer,  employee or agent is proper in the  circumstances  because he has met the applicable  standard of conduct set forth in Sections 1 and 2. Such  determination  shall be made (a) by the Board of Directors by a majority  vote of a quorum  consisting of directors  who were not parties to such action,  suit or  proceedings,  or (b) if such a quorum is not obtainable,  or, even if obtainable,  a quorum of disinterested  directors so directs, by independent legal counsel in a written opinion, or (c) by the Shareholders.

Section 5.        Expenses  incurred in defending a civil or criminal  action,  suit or  proceeding  may be paid by the corporation in advance of the final  disposition of such action,  suit or proceeding as authorized by the Board of  Directors  in the  specific  case upon  receipt of an  undertaking  by or on behalf of the  director,  officer, employee  or agent to repay such  amount,  unless it shall  ultimately  be  determined  that he is  entitled  to be indemnified by the corporation authorized in this Article.

Section 6.        The  indemnification  provided by this article shall not be deemed  exclusive of any other rights to which those  indemnified may be entitled under any contract,  agreement,  vote of Shareholders or  disinterested directors or  otherwise,  both as to action in his official  capacity  and as to action in another  capacity  while holding  such  office,  and shall  continue  as to a person who has ceased to be a director,  officer,  employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.        The corporation  shall have power to purchase and maintain  insurance on behalf of any person who is or was a director,  officer,  employee or agent of the  corporation,  or is or was serving at the request of the corporation as a director,  officer,  employee or agent of another corporation,  partnership,  joint venture, trust or other  enterprise  against any  liability  asserted  against him and  incurred by him in any such  capacity,  or arising out of his status as such,  whether or not the  corporation  would have the power to indemnify  him against such liability under the provisions of this Article.

ARTICLE VII
                                             AMENDMENTS

         These  By-Laws  may be  altered  or  repealed  and  By-Laws  may be  made  at any  annual  meeting  of the
Shareholders  or at any  special  meeting  thereof  if notice  of the  proposed  alteration  or repeal or By-Law or
By-Laws to be made be contained in the notice of such special  meeting,  by the  affirmative  vote of a majority of the stock issued and  outstanding  and entitled to vote thereat,  or by the  affirmative  vote of a majority of the
Board of Directors,  at any regular  meeting of the Board of Directors,  or at any special  meeting of the Board of
Directors,  if notice of the proposed  alteration  or repeal,  or By-Law or By-Laws to be made, be contained in the notice of such special meeting.